As filed with the Securities and Exchange Commission on March 31, 2006
Registration No. 333-110733

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT
NO. 1
TO
FORM SB - 2
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

CHINA-BIOTICS, INC.
(Name of small business issuer in its charter)

Delaware	2833	98-0393071
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China
Telephone number: (86 21) 5834 9748
(Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)

Mr. Song Jinan
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China
Telephone number: (86 21) 5834 9748
(Name, address and telephone number of agent for service)

With copies to:

Eric Simonson
Preston Gates & Ellis LLP
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104
Ph: (206) 623-7580
Fax: (206) 623-7022

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SECURITIES

China-Biotics, Inc., formerly Otish Resources, Inc. (the "Registrant"), filed with the Securities and Exchange Commission a registration statement on Form SB-2, as amended (Registration No. 333-110733) (the "Registration Statement"), which originally registered 5,481,004 shares of the Registrant’s Class A Common Stock for resale by the selling securityholders named therein. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister such shares of Class A Common Stock originally registered by the Registration Statement as remain unsold as of the date of this Post-Effective Amendment No. 1.

2

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, in the City of Shanghai, The People’s Republic of China on March 31, 2006.

CHINA-BIOTICS, INC.

By:	/s/ SONG JINAN
Mr. Song Jinan
Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary (Principal Executive, Finance and Accounting Officer)

3